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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Post-Effective Amendment No. 2 on Form S-3 to the Joint Registration Statement on Form S-4 (No. 333-28085 and No. 333-28085-01) and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) of our report dated March 5, 1997 with respect to the Financial Statements of NorthCoast Hotels, L.L.C. included in Patriot American Hospitality, Inc.'s 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP
Seattle, Washington
January 8, 1998